Kelly S. King Chairman and Chief Executive Officer First Quarter 2017 Earnings Conference Call April 20, 2017 Daryl N. Bible Chief Financial Officer

• general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; • disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions or market disruptions in Europe, China or other global markets, including, but not limited to, the potential exit of the United Kingdom from the European Union; • changes in the interest rate environment, including interest rate changes made by the Federal Reserve or the possibility of a negative interest rate scenario, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets held; • competitive pressures among depository and other financial institutions may increase significantly; • legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; • local, state or federal taxing authorities may take tax positions that are adverse to BB&T; • a reduction may occur in BB&T's credit ratings; • adverse changes may occur in the securities markets; • competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; • cybersecurity risks, including "denial of service," "hacking" and "identity theft," could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; • natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; • costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; • failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; • significant litigation and regulatory proceedings could have a material adverse effect on BB&T; • unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; • risks resulting from the extensive use of models; • risk management measures may not be fully effective; • deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; • higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; and • widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: Forward-Looking Information • Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. • The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and estimated funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets. Non-GAAP Information A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in BB&T's First Quarter 2017 Quarterly Performance Summary, which is available at BBT.com. Capital ratios are preliminary. This news release contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this news release:

3 2017 first quarter performance highlights1  Net income available to common shareholders totaled $378 million, down 28.3% vs. 1Q16  Adjusted net income was $611 million, up 15.1% vs. 1Q16  Diluted EPS totaled $0.46  Adjusted EPS totaled $0.74, up 10.4% vs. 1Q16  ROA, ROCE and ROTCE were 0.79%, 5.72% and 9.98%, respectively  Adjusted ROA, ROCE and ROTCE were 1.21%, 9.18% and 15.56%, respectively Earnings Credit Quality  Credit quality remains excellent and improved across the board  NPAs, performing TDRs, delinquencies and net charge-offs all declined vs. last quarter Revenues  Record taxable-equivalent revenues totaled $2.8 billion, up 9.1% vs. 1Q16 and up 7.6% annualized vs. 4Q16  Net interest margin increased 14 bps to 3.46% vs. 4Q16  Core net interest margin increased 10 bps to 3.28% vs. 4Q16  Fee income ratio declined slightly to 42.1% from 42.6% in 4Q16 Efficiency  GAAP efficiency ratio was 75.6%  Adjusted efficiency ratio improved to 58.0% vs. 59.5% in 4Q16 1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix

4 Selected items affecting earnings ($ in millions, except per share impact) Pre - Tax After Tax Diluted EPS Impact Loss on early extinguishment of debt $ (392) $ (246) $ (0.30) Merger - related and restructuring charges (36) (22) (0.02) Excess tax benefit on equity-based awards N/A 35 0.04

5 First quarter 2017 guidance update Category 1Q17 outlook Results Actuals ($ in millions) Loans  Average loans are expected to be flat to up slightly vs. 4Q16 due largely to seasonality (-) (0.9)% Credit quality  1Q17 net charge-offs to be in the range of 35 to 45 bps  NPA levels expected to remain in a similar range in 1Q17   42 bps 0.36% Net interest margin  GAAP net interest margin expected to increase 10 – 12 bps  Core net interest margin expected to increase 8 – 10 bps +  +14 bps +10 bps Noninterest income  Total noninterest income expected to be relatively flat vs. 4Q16  +$9 Expenses  Excluding merger-related and restructuring charges and the FHLB restructuring charge, expenses should be slightly below $1.7 billion + $1,674 Operating leverage  Achieve positive adjusted operating leverage + 10.5%1 (-) = missed guidance = achieved guidance + = exceeded guidance 1 Refer to non-GAAP reconciliation in the attached Appendix Category al ($ in il ions)

6  Average loans and leases held for investment decreased 0.9% annualized in 1Q17 vs. 4Q16  Experienced loan growth vs. 4Q16 in several portfolios:  Equipment Finance, up 21.8% annualized  Grandbridge, up 16.4% annualized  Commercial Equipment Capital, up 10.0% annualized  Sales finance loans increased $297 million, or 11.4% annualized, primarily due to a portfolio purchase in 4Q16; no additional portfolio purchases planned for 2017  C&I growth, excluding Mortgage Warehouse Lending, was 4.5%  Community Bank production substantially improved in 1Q17 compared to 1Q16 1 Other lending subsidiaries consist primarily of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance $134.4 $141.1 $141.3 $142.3 $142.0 $100.0 $120.0 $140.0 $160.0 1Q16 2Q16 3Q16 4Q16 1Q17 C&I $ 51,119 (1.5)% CRE – IPP 14,602 1.0 CRE – C&D 3,844 (3.1) Dealer floor plan 1,427 17.8 Direct retail lending 12,014 (1.1) Sales finance 10,896 11.4 Revolving credit 2,607 (0.2) Other lending subsidiaries1 14,919 (1.0) Subtotal $ 111,428 0.4% Residential mortgage 29,701 (4.6) PCI 883 (37.9) Total $ 142,012 (0.9)% 1Q17 Average Balance 1Q17 v. 4Q16 Annualized Increase (Decrease) Loans reflect seasonality and targeted runoff Average Loans Held for Investment $ in billions Average Loans Held for Investment ($ in millions)  2Q17 management expectations  Average loans are expected to increase 1 – 3% annualized vs. 1Q17

7 1Q17 impact of seasonal / optimizing portfolios  Loan growth strategies  Growing more profitable loans with better risk profile  Reducing exposure to prime auto loans given low profitability and uncertain market outlook  Continuing strategy to reduce exposure to residential mortgage due to low profitability  2Q17 management expectations  Loans expected to grow 5% – 7% annualized in 2Q17 vs. 1Q17 excluding optimizing portfolios Core C&I, excluding mortgage warehouse lending $ 49,885 CRE-IPP 14,602 CRE-C&D 3,844 Dealer floor plan 1,427 Direct retail lending 12,014 Revolving credit 2,607 Other lending subsidiaries 8,500 Subtotal $ 92,879 3.1% Seasonal Mortgage warehouse lending 1,234 Other lending subsidiaries 6,419 Subtotal $ 7,653 (42.7)% Optimizing Sales finance $10,896 Residential mortgage 29,701 PCI 883 Subtotal $ 41,480 (1.3)% Total $142,012 (0.9)% 1Q17 v. 4Q16 Annualized Increase (Decrease) 1Q17 Average Balance Average Loans Held for Investment ($ in millions)

8 Deposit growth remains solid $149.9 $160.3 $159.5 $160.1 $161.4 0.25% 0.23% 0.23% 0.22% 0.26% 0.20% 0.25% 0.30% 0.35% 0.40% $120.0 $140.0 $160.0 $180.0 1Q16 2Q16 3Q16 4Q16 1Q17 Total Interest-Bearing Deposit Cost  Total deposits averaged $161.4 billion, an increase of $1.3 billion vs. 4Q16  Personal, up 5.4% annualized  Business, down 4.8% annualized  Public Funds, up 24.2% annualized  Average noninterest-bearing deposits decreased $326 million vs. 4Q16 due to seasonal factors  The percentage of noninterest-bearing deposits to total deposits was 31.7% compared with 32.1% in 4Q16 Average Total Deposits ($ in billions) $46.2 $48.8 $50.6 $51.4 $51.1 $30.0 $40.0 $50.0 $60.0 1Q16 2Q16 3Q16 4Q16 1Q17 Noninterest-bearing deposits $ 51,095 (2.6)% Interest checking 29,578 13.4 Money market & savings 64,857 6.2 Subtotal $ 145,530 4.5% Time deposits 14,924 (19.9) Foreign office deposits – Interest- bearing 929 NM Total deposits $ 161,383 3.2% 1Q17 Average Balance Average Deposits ($ in millions) 1Q17 v. 4Q16 Annualized Increase (Decrease) Average Noninterest-Bearing Deposits ($ in billions)

9  Credit quality results reflect expected seasonal decrease in consumer-related portfolios  Net charge-offs totaled $148 million, down slightly vs. 4Q16  Loans 90 days or more past due and still accruing decreased 14.8% vs. 4Q16  Loans 30-89 days past due decreased 25.3% vs. 4Q16  NPAs decreased 1.5% vs. 4Q16  2Q17 management expectations  NCOs expected to be 35 – 45 bps  NPAs expected to be in a similar range to 1Q17 0.42% 0.40% 0.38% 0.37% 0.36% 0.00% 0.20% 0.40% 0.60% 1Q16 2Q16 3Q16 4Q16 1Q17 0.46% 0.28% 0.37% 0.42% 0.42% 0.00% 0.20% 0.40% 0.60% 1Q16 2Q16 3Q16 4Q16 1Q17 Credit quality improves across the board Annualized Net Charge-offs / Average Loans Total Nonperforming Assets / Total Assets

10 Allowance coverage ratios remain strong 2.40x 3.88x 2.91x 2.47x 2.49x 1.89x 1.90x 2.00x 2.03x 2.05x 1.50 2.50 3.50 4.50 1Q16 2Q16 3Q16 4Q16 1Q17 ALLL to Annualized NCOs ALLL to NPLs HFI  Coverage ratios remain strong at 2.49x and 2.05x for the allowance to net charge-offs and NPLs, respectively  The ALLL to loans ratio was 1.04%, unchanged vs. 4Q16  Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.13%, unchanged compared with last quarter  The provision for credit losses matched net charge-offs of $148 million for 1Q17  Going forward, we continue to expect the loan loss provision to approximate charge-offs in addition to providing for incurred losses on incremental loan growth ALLL Coverage Ratios

11 Net interest margin improves 14 bps 3.43% 3.41% 3.39% 3.32% 3.46% 3.19% 3.17% 3.18% 3.18% 3.28% 2.50% 3.00% 3.50% 4.00% 1Q16 2Q16 3Q16 4Q16 1Q17 Reported NIM Core NIM  1Q17 NIM increased 14 bps vs. 4Q16 due to:  Increased earning asset yields (7 bps)  4Q16 securities duration adjustment (5 bps)  Impact of FHLB termination (5 bps)  Offset by higher deposit costs (-3 bps)  Restructured $2.9 billion of FHLB advances in 1Q17  Recorded a pretax loss of $392 million  The debt’s average cost was 4.58%2  The weighted average duration was 59 months  Asset sensitivity improved driven mostly due to:  Shrinking fixed-rate loans  Growing core deposits  2Q17 management expectations  GAAP margin flat vs. 1Q17  Core margin up 2 – 4 bps vs. 1Q17 1 -1.26% 1.47% 2.61% 3.85% -0.93% 1.13% 2.14% 3.13% -2.00% 0.00% 2.00% 4.00% 6.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 03/31/17 Sensitivities as of 12/31/16 1 See non-GAAP reconciliations included in the attached Appendix 2 Includes impact of hedges Net Interest Margin Rate Sensitivities

12  Insurance income increased $39 million vs. 4Q16, primarily due to seasonality in employee benefits commissions  Investment banking and brokerage fees and commissions decreased $17 million as a result of several large deals closed in the prior quarter  2Q17 management expectations  Total noninterest income expected to increase 6% – 8% vs. 2Q16 39.9% 41.2% 41.9% 42.6% 42.1% 35.0% 40.0% 45.0% 50.0% 1Q16 2Q16 3Q16 4Q16 1Q17 1Q17 1Q17 v. 4Q161 Increase (Decrease) 1Q17 v. 1Q16 Increase (Decrease) Insurance income $ 458 37.7% 9.3 % Service charges on deposits 168 (9.4) 9.1 Mortgage banking income 103 (15.2) 13.2 Investment banking and brokerage fees and commissions 91 (63.8) (6.2) Trust and investment advisory revenues 68 (5.9) 9.7 Bankcard fees and merchant discounts 59 (6.8) 5.4 Checkcard fees 51 8.1 13.3 Operating lease income 36 23.9 5.9 Income from bank-owned life insurance 29 46.8 (6.5) FDIC loss share income, net - - (100.0) Securities gains (losses), net - NM (100.0) Other income 108 (28.0) 157.1 Total noninterest income $ 1,171 3.1% 15.3 % Noninterest Income ($ in millions) 1 Linked quarter percentages are annualized Fee income growth reflects insurance seasonality Fee Income Ratio

13 1Q17 1Q17 v. 4Q162 Increase (Decrease) 1Q17 v. 1Q16 Increase (Decrease) Personnel expense $ 1,011 2.8% 10.5 % Occupancy and equipment expense 193 (10.2) 1.0 Software expense 58 7.1 13.7 Outside IT services 49 (8.1) 19.5 Amortization of intangibles 38 - 18.8 Regulatory charges 39 (29.0) 30.0 Professional services 22 (75.1) - Loan-related expense 30 NM (6.3) Merger-related and restructuring charges, net 36 NM 56.5 Loss (gain) on early extinguishment of debt 392 NM NM Other expense 234 (18.2) 12.0 Total noninterest expense $ 2,102 105.5% 36.1 % Adjusted noninterest expense3 $ 1,674 (2.9) % 9.9 % Noninterest Expense ($ in millions) 1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures 2 Linked quarter percentages are annualized 3 Excludes merger-related and restructuring charges, mortgage reserve adjustments and losses or gains on early extinguishment of debt 60.7% 65.4% 61.7% 61.1% 75.6% 58.8% 59.6% 58.7% 59.5% 58.0% 50.0% 60.0% 70.0% 80.0% 1Q16 2Q16 3Q16 4Q16 1Q17 GAAP Efficiency Adjusted Efficiency  Personnel expense increased $7 million vs. 4Q16 primarily driven by:  $34 million increase in payroll taxes, equity-based compensation and other employee benefits expenses - Includes approximately $25 million in largely seasonal FICA and 401(k) match costs Offset by:  97 fewer FTEs  $28 million decrease in salaries and incentives expense  Loan-related expense increased $36 million compared to the prior quarter largely due to a prior quarter release of $31 million of mortgage repurchase reserves, which was primarily driven by lower anticipated loan repurchase requests 1 Efficiency Ratio Noninterest expense increases largely due to FHLB charge  2Q17 management expectations  Excluding merger-related and restructuring charges, expenses expected to increase 0% – 2% vs. 2Q16

14 Capital and liquidity remain strong 10.4% 10.0% 10.1% 10.2% 10.3% 9.0% 9.5% 10.0% 10.5% 11.0% 1Q16 2Q16 3Q16 4Q16 1Q17  The common equity tier 1 ratio was 10.1% fully phased-in  LCR was 124%  Liquid asset buffer was 12.7%  1Q17 dividend payout ratio was 64.0%  1Q17 total payout ratio was 106.3%  CCAR 2017  Management is currently targeting a total payout to shareholders in excess of 100% Current quarter regulatory capital information is preliminary Common Equity Tier 1

Community Banking

BB&T

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

($ in millions)	1Q17	Inc/(Dec) vs 4Q16	Inc/(Dec) vs 1Q16
Net Interest Income	$ 991	$ 7	$ 73
Noninterest Income[1]	351	(9)	31
Provision for Credit Losses	25	(1)	35
Noninterest Expense[2]	797	2	24
Income Tax Expense	186	(4)	13
Segment Net Income	$ 334	$ 1	$ 32

Highlighted Metrics[5,6]

($ in billions)

	1Q17	Change: Link[3]	Change: Like
Total Commercial Loans	$ 50.7	2.0%	7.3%
Direct Retail Lending	$ 11.9	(2.9%)	8.0%
Money Market & Savings	$ 50.4	2.4%	8.6%
Noninterest Bearing Deposits	$ 46.5	0.8%	11.0%

Comments[5]

- Commercial production[4] in 1Q17 was the best first quarter production in our history
  - Increased $737 million, or 22.6%, compared to 1Q16
  - Decreased $509 million, or 11.3%, compared to 4Q16
- Direct Retail Lending production in 1Q17 was stronger than prior year's 1Q production
  - Increased $228 million, or 25.3%, compared to 1Q16
  - Decreased $80 million, or 6.6%, compared with 4Q16
- Operating results increased vs. 1Q16 due to the inclusion of National Penn results as well as improved deposit margin by the Community Bank overall
- Community Bank continues to focus on improving efficiency
  - Operating margin[7] improved 8.1% to 40.6% in 1Q17 vs. 1Q16

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production
4 Commercial production includes C&I, CRE and Dealer Floor Plan
5 National Penn results were included in this segment following the mid-July, 2016 conversion
6 Balances reported and related growth metrics are based on average loans and deposits
7 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

15

Residential Mortgage Banking

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators. Also includes Mortgage Warehouse Lending which provides short-term lending solutions to finance first-lien residential mortgages held-for-sale by independent mortgage companies.

($ in millions)	1Q17	Inc/(Dec) vs 4Q16	Inc/(Dec) vs 1Q16
Net Interest Income	$ 111	$ (12)	$ (3)
Noninterest Income[1]	76	-	5
Provision for Credit Losses	5	(9)	(5)
Noninterest Expense[2]	105	36	1
Income Tax Expense	29	(15)	2
Segment Net Income	$ 48	$ (24)	$ 4

Highlighted Metrics

($ in billions)

	1Q17	Change: Link[4]	Change: Like
Retail Originations	$ 1.6	(25.6%)	19.4%
Correspondent Purchases	$ 2.4	(21.4%)	5.6%
Total Production	$ 4.0	(23.2%)	10.9%
Loan Sales	$ 3.6	(22.0%)	43.4%
Loans Serviced for others (EOP)	$ 90.9	2.4%	0.3%

Comments

- Net interest income decreased vs. 4Q16 primarily due to lower average balances
- Provision for credit losses decreased vs. 4Q16 primarily due to the impact of improved loss severity trends
- Noninterest expense increased vs. 4Q16 primarily driven by 4Q16 decrease in repurchase reserves that reflects lower anticipated repurchase requests
- Total production and loan sales decreased vs. 4Q16 due to seasonality
- Production mix was 52% purchase / 48% refinance in 1Q17 vs. 47% purchase / 53% refinance in 4Q16
- Credit quality[3]
  - 30+ days and still accruing delinquency of 2.83%
  - Nonaccruals of 0.58%
  - Net charge-offs of 0.15%, annualized

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Credit quality metrics are based on loans held for investment
4 Linked quarter growth rates annualized except for production and sales

16

Dealer Financial Services

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	1Q17	Inc/(Dec) vs 4Q16	Inc/(Dec) vs 1Q16
Net Interest Income	$ 196	$ (7)	$ 7
Noninterest Income[1]	-	-	(1)
Provision for Credit Losses	95	9	19
Noninterest Expense[2]	55	4	9
Income Tax Expense	17	(8)	(9)
Segment Net Income	$ 29	$ (12)	$ (13)

Highlighted Metrics

($ in billions)	1Q17	Change Link[4]	Change Like
Retail Loan Production[5]	$ 1.2	(56.3)%	36.9%
Loan Yield	6.34%	(0.15)%	(0.14)%
Operating Margin[3]	71.9%	(2.9)%	(3.9)%
Net Charge-offs	2.09%	0.08%	0.15%

Comments

- Production and growth reflect continued portfolio mix shift to lower risk receivables
  - Prime recreational lending production increased $61 million or 90% over 1Q16 and $49 million or 61% over 4Q16
  - Prime auto growth of 21.8% vs. 4Q16 driven by prime portfolio acquisitions in 4Q16
  - Regional Acceptance (RAC) growth of 2.6% vs. 4Q16 driven by portfolio acquisition of lower risk near-prime portfolio in 1Q17
  - Segment risk adjusted yield[6] totaled 4.25% in 1Q17, which included RAC risk adjusted yields of 8.7%
  - There are no plans for additional portfolio purchases in 2017
- Asset quality continues to remain within management expectations
  - Prime auto 1Q17 charge-offs of 0.16%, flat with 1Q16
  - RAC 1Q17 charge-offs of 8.6% compared to 8.0% in 1Q16
  - RAC delinquencies and non-performing asset rates declined in 1Q17 compared to 1Q16

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production, sales and credit metrics
5 Retail loan production includes portfolio acquisitions
6 Risk adjusted yield is calculated as loan yield less charge-off rate

17

Specialized Lending

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	1Q17	Inc/(Dec) vs 4Q16[5]	Inc/(Dec) vs 1Q16[5]
Net Interest Income	$ 101	$ (4)	$ 1
Noninterest Income[1]	70	(3)	8
Provision for Credit Losses	16	3	(3)
Noninterest Expense[2]	92	(17)	12
Income Tax Expense	13	3	-
Segment Net Income	$ 50	$ 4	$ -

Highlighted Metrics

($ in billions)

	1Q17	Change[5] Link[4]	Like
Loan Originations	$ 4.2	(12.1%)	21.4%
Loan Yield	4.76%	0.02%	(0.30%)
Operating Margin[3]	46.2%	7.4%	(4.4%)
Net Charge-offs	0.29%	(0.08%)	(0.12%)

Comments[4]

- Specialized Lending continues to experience solid seasonal year over year production and loan growth
- Average loans up 10.9% compared to 1Q16
  - Premium Finance
    - 16.6% loan growth vs. 1Q16
    - 21.0% production growth vs. 1Q16
  - Sheffield
    - 9.9% loan growth vs. 1Q16
    - 19.3% production decline vs. 1Q16
  - Equipment Finance
    - 11.9% loan growth vs. 1Q16
    - 122.3% production growth vs. 1Q16
  - Governmental Finance
    - 7.9% loan growth vs. 1Q16
    - 32.4% production growth vs. 1Q16
- Grandbridge realized strong mortgage banking production and income
  - 1Q17 Mortgage Banking income increased 28.9% compared to 1Q16
  - 1Q17 production increased 47.2% vs. 1Q16

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production, sales and credit metrics

5 During the first quarter of 2017, the Mortgage Warehouse Lending Group was moved to the Mortgage Lending segment. Prior period amounts have been retrospectively adjusted for this transfer.

18

Insurance Holdings

BB&T

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	1Q17	Inc/(Dec) vs 4Q16	Inc/(Dec) 1Q16
Net Interest Income	$ 2	$ -	$ 1
Noninterest Income[1]	462	34	41
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	389	15	51
Income Tax Expense	28	6	(3)
Segment Net Income	$ 47	$13	$ (6)

Highlighted Metrics

($ in millions)

	1Q17	Change Link[4]	Change Like
Noninterest Income	$ 462	32.2%	9.7%
Total Agencies[3]	216	(8)	17
EBITDA Margin[5]	20.6%	2.9%	(3.7%)

Comments

- Commission and fee revenue growth of 9.4% vs. 1Q16:
  - 4.3% for Retail Segment
  - 14.7% for Wholesale Segment
- Higher noninterest income and noninterest expense vs. 1Q16 was primarily due to the acquisition of Swett & Crawford
- Higher noninterest income vs. 4Q16 primarily reflects seasonality in employee benefits commission
- Organic commission and fee revenue declined 1.3% vs. 1Q16, primarily driven by timing of wholesale commission payments
- Continue to expand our Life Insurance and Employee Benefits platforms with strong quarter over quarter growth
- Completed the systems conversion of Swett & Crawford in 1Q17

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles, allocated corporate expense, and merger related charges
3 U.S. Locations; count includes shared locations
4 Linked quarter growth rates annualized except for production and sales
5 EBITDA margin is a measurement of operating profitability calculated by dividing pre-tax net income adjusted to add back interest, depreciation, intangible amortization and merger-related charges by total revenue

19

Financial Services

BB&T

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	1Q17	Inc/(Dec) vs 4Q16[5]	Inc/(Dec) vs 1Q16[5]
Net Interest Income	$ 154	$ 2	$ 12
Noninterest Income[1]	221	(45)	19
Provision for Credit Losses	1	3	(89)
Noninterest Expense[2]	230	(2)	10
Income Tax Expense	53	(18)	40
Segment Net Income	$ 91	(26)	$ 70

Highlighted Metrics

($ in billions)

	1Q17	Change[5] Link[4]	Change[5] Like
Average Loan Balances[5]	$16.1	7.7%	6.2%
Average Deposits[5]	$31.1	16.9%	14.4%
Total Invested Assets	$ 147.8	11.6%	12.0%
Invested Assets Noninterest Income ($ in millions)	$ 144.7	2.8%	10.5%
Operating Margin[3]	38.7%	(5.8%)	2.6%

Comments[4]

- Strong growth in Corporate Banking's loans
  - 7.6% loan growth vs. 4Q16
  - 5.7% loan growth vs. 1Q16
- BB&T Wealth generated strong loan and deposit growth[5]
  - 10.5% loan growth and 35.5% transaction deposit growth vs. 4Q16
  - 11.7% loan growth and 29.5% transaction deposit growth vs. 1Q16
- Decrease in noninterest income vs. 4Q16 driven by lower investment banking, client derivative and SBIC private equity investments income
- Allocated provision decrease vs. 1Q16 driven by higher net charge-offs and increased reserves in the earlier quarter primarily related to the energy portfolio
- Segment comparisons are affected by the exit from Capital Markets equity research, sales and trading in 3Q16

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production and sales
5 Effective January 2017 certain client relationships with $218 million of loans and $2 billion of deposits were no longer included in Financial Services and are only reported in Community Banking as the result of client segmentation

20

21 2Q17 Outlook 1 Excludes merger-related and restructuring charges Category Guidance Loans  Up 1% – 3% annualized vs. 1Q17 Credit quality  NCOs expected to be 35 – 45 bps vs. 1Q17  NPAs expected to be in a similar range vs. 1Q17 Net interest margin  GAAP margin flat vs. 1Q17  Core margin up 2 – 4 bps vs. 1Q17 Net interest income  Up 2% – 4% annualized vs. 1Q17 Noninterest income  Up 6% – 8% vs. 2Q16 Expenses  Up 0% – 2%1 vs. 2Q16 Category 2Q17 Outlook

22

23

Purchase accounting summary

(Dollars in millions)

Purchase accounting summary	Acc. Yield[1] PCI Loans	PA Mark[2] Non-PCI Loans	PA Mark[3] Liabilities	PA Mark[4] Securities
Balance, December 31, 2016	$ (408)	$ (285)	$ (48)	$ (418)
Interest income:				
Normal accretion	30	14	5	9
Cash recoveries / early pay-offs	12	11	-	1
Total interest income	42	25	5	10
Other	16	-	-	-
Balance, March 31, 2017	$ (350)	$ (260)	$ (43)	$ (408)
NBV/amortized cost of related assets/liabilities at March 31, 2017	$ 860	$ 12,891	$ 2,753	$ 476

[1] Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments).

[2] Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

[3] Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

[4] Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the expected maturity of the underlying securities. Subject to reassessment of prepayments, as applicable. The mark is also used for payment shortfalls and credit losses.

24

Non-GAAP reconciliations[1,2]

(Dollars in millions)

	Quarter Ended				
	March 31 2017	Dec. 31 2016	Sept. 30 2016	June 30 2016	March 31 2016
Net interest income - GAAP	$ 1,609	$ 1,565	$ 1,610	$ 1,617	$ 1,529
Taxable-equivalent adjustment	40	41	40	40	39
Net interest income - taxable-equivalent	$ 1,649	$ 1,606	$ 1,650	$ 1,657	$ 1,568
Interest income - PCI loans	(42)	(49)	(52)	(48)	(59)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(25)	(33)	(40)	(42)	(28)
Accretion of mark on Susquehanna and National Penn liabilities	(5)	(6)	(7)	(9)	(8)
Accretion of mark on securities acquired from FDIC	(10)	14	(8)	(21)	(18)
Net interest income - Core	$ 1,567	$ 1,532	$ 1,543	$ 1,537	$ 1,455
Earning assets - GAAP	192,564	192,574	193,909	194,822	183,612
Average balance - PCI loans	(883)	(974)	(1,052)	(1,130)	(1,098)
Average balance of mark on Susquehanna and National Penn non-PCI loans	272	300	335	345	274
Average balance of mark on securities acquired from FDIC	414	402	408	424	441
Earning assets - Core	$ 192,367	$ 192,302	$ 193,600	$ 194,461	$183,229
Annualized net interest margin					
Reported	3.46 %	3.32 %	3.39 %	3.41 %	3.43 %
Core	3.28	3.18	3.18	3.17	3.19

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets.

2 Amounts may not sum due to rounding

25

Non-GAAP reconciliations 26 (Dollars in millions, except per share data) 1 Tangible common equity and related measures are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies. Calculations of tangible common equity and related measures1: Total shareholders' equity $ 30,025 $ 29,926 $ 30,091 $ 29,743 $ 28,239 Less: Preferred stock 3,053 3,053 3,053 3,053 3,054 Noncontrolling interests 44 45 39 39 39 Intangible assets 10,436 10,492 10,519 10,567 9,215 Tangible common equity 16,492 $ 16,336 $ 16,480 $ 16,084 $ 15,931 Outstanding shares at end of period (in thousands) 811,370 809,475 811,424 814,500 782,379 Tangible common equity per common share $ 20.33 $ 20.18 $ 20.31 $ 19.75 $ 20.36 As of / Quarter Ended March 31 Dec. 31 Sept. 30 June 30 March 31 2017 2016 2016 2016 2016

27 1 BB&T’s management uses this measure to evaluate the return on average common shareholders’ equity without the impact of intangible assets and their related amortization and believes that investors may find the information useful in their analysis of the company. Non-GAAP reconciliations1 (Dollars in millions) Quarter Ended March 31 Dec. 31 Sept. 30 June 30 March 31 Return on Average Tangible Common Shareholders' Equity 2017 2016 2016 2016 2016 Net income available to common shareholders $ 378 $ 592 $ 599 $ 541 $ 527 Plus: Amortization of intangibles, net of tax 24 24 24 26 20 Tangible net income available to common shareholders $ 402 $ 616 $ 623 $ 567 $ 547 Average common shareholders' equity $ 26,807 $ 26,962 $ 26,824 $ 26,519 $ 25,076 Less: Average intangible assets 10,464 10,508 10,545 10,574 9,226 Average tangible common shareholders' equity $ 16,343 $ 16,454 $ 16,279 $ 15,945 $ 15,850 Return on Average Tangible Common Shareholders' Equity 9.98% 14.91% 15.20% 14.33% 13.87%

Non-GAAP reconciliations1 28 (Dollars in millions) Quarter Ended March 31, 2017 Return on average assets Net income $ 426 Loss on debt extinguishment, net of tax 246 Excess tax benefit of equity-based compensation (35) Merger-related and restructuring charges, net 22 Adjusted net income $ 659 Reported denominator $ 219,961 Estimated impact of adjustments on average assets 232 Adjusted denominator $ 220,193 Return on average assets 0.79 % Adjusted return on average assets 1.21 Quarter Ended March 31, 2017 Return on average common equity Net income available to common shareholders $ 378 Loss on debt extinguishment, net of tax 246 Excess tax benefit of equity-based compensation (35) Merger-related and restructuring charges, net 22 Adjusted net income $ 611 Reported denominator $ 26,807 Estimated impact of adjustments on average common equity 224 Adjusted denominator $ 27,031 Return on average common equity 5.72 % Adjusted return on average common equity 9.18 Quarter Ended March 31, 2017 Return on average tangible common equity Tangible net income available to common shareholders $ 402 Loss on debt extinguishment, net of tax 246 Excess tax benefit of equity-based compensation (35) Merger-related and restructuring charges, net 22 Adjusted net income $ 635 Reported denominator $ 16,343 Estimated impact of adjustments on average tangible common equity 224 Adjusted denominator $ 16,567 Return on average tangible common equity 9.98 % Adjusted return on tangible common equity 15.56 1 BB&T's management uses these measures to evaluate the returns without the impact of significant gains or charges and believes that investors may find the information useful in their analysis of the company.

29 Non-GAAP reconciliations Operating leverage1 1Q17 4Q16 Annualized Growth Reported revenue $ 2,780 $ 2,727 7.9 % Taxable equivalent adjustment 40 41 Adjusted revenue $ 2,820 $ 2,768 7.6 % Reported noninterest expense $ 2,102 $ 1,668 105.5 % Merger related and restructuring charges, net (36) (13) Loss (gain) on early extinguishment of debt (392) - Mortgage reserve adjustments - 31 Adjusted noninterest expense $ 1,674 $ 1,686 (2.9) % Operating leverage - GAAP (97.6) % Operating leverage - adjusted 10.5 (Dollars in millions) 1 Operating leverage is defined as annualized revenue growth less annualized noninterest expense growth. BB&T's management uses this measure in the analysis of the Corporation’s performance and believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

Non-GAAP reconciliations[1]

(Dollars in millions)

	As of / Quarter Ended				
	March 31 2017	Dec. 31 2016	Sept. 30 2016	June 30 2016	March 31 2016
Efficiency Ratio Numerator - Noninterest Expense - GAAP	$ 2,102	$ 1,668	$ 1,711	$ 1,797	1,545
Amortization of intangibles	(38)	(38)	(38)	(42)	(32)
Merger-related and restructuring charges, net	(36)	(13)	(43)	(92)	(23)
Gain (loss) on early extinguishment of debt	(392)	-	-	-	1
Mortgage reserve adjustments	-	31	-	-	-
Charitable contribution	-	-	(50)	-	-
Settlement of FHA-insured loan matters and related recovery	-	-	73	-	-
Efficiency Ratio Numerator - Adjusted	$ 1,636	$ 1,648	$ 1,653	1,663	1,491
Efficiency Ratio Denominator – Revenue[2] – GAAP	$ 2,780	$ 2,727	$ 2,774	2,747	2,545
Taxable equivalent adjustment	40	41	40	40	39
Securities (gains) losses, net	-	(1)	-	-	(45)
Efficiency Ratio Denominator - Adjusted	$ 2,820	$ 2,767	$ 2,814	2,787	2,539
Efficiency Ratio - GAAP	75.6%	61.1%	61.7%	65.4 %	60.7%
Efficiency Ratio - Adjusted	58.0	59.5	58.7	59.6	58.8

1 BB&T's management uses these measures in their analysis of the Corporation's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

2 Revenue is defined as net interest income plus noninterest income

30